  Exhibit 10.1
                                          Texas Association of Realtors®
                                                             COMMERCIAL LEASE
                                                                                USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE
                                                                               TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.

                                                                              ©Texas Association of REALTORS®, Inc. 2010

TABLE OF CONTENTS

	TABLE OF CONTENTS:		No.	Paragraph Description	Pg.
No.	Paragraph Description	Pg.	22.	Holdover	10
1.	Parties	2	23.	Landlord’s Lien & Security Interest	11
2.	Leased Premises	2	24.	Assignment and Subletting	11
3.	Term	2	25.	Relocation	11
	A. Term		26.	Subordination	11
	B. Delay of Occupancy		27.	Estoppel Certificates & Financial Info.	11
4.	Rent and Expenses	3	28.	Casualty Loss	12
	A. Base Monthly Rent B. First Full Month’s Rent		29. 30.	Condemnation Attorney’s Fees	12 12
	C. Prorated Rent		31.	Representations	12
	D. Additional Rent		32.	Brokers	13
	E. Place of Payment		33.	Addenda	13
	F. Method of Payment		34.	Notices	13
	G. Late Charges		35.	Special Provisions	14
	H. Returned Checks		36.	Agreement of the Parties	14
5.	Security Deposit	4
6.	Taxes	4		ADDENDA & EXHIBITS (check all that apply)
7.	Utilities	4
8.	Insurance	5	☑	Exhibit: “B”- Lease Comments and Changes
9.	Use and Hours	6	☐	Exhibit:
10.	Legal Compliance	6	☐	Commercial Lease Addendum for Broker’s Fee (TAR-2102
11.	Signs	7		(TAR-2101)
12.	Access By Landlord	7	☑	Commercial Lease Addendum for Expense
13.	Move-In Condition	7		Reimbursement (TAR-2103)
14.	Move-Out Condition	7	☑	Commercial Lease Addendum for Extension
15.	Maintenance and Repairs	8		Option (TAR-2104)
	A. Cleaning		☐	Commercial Lease Addendum for Percentage
	B. Conditions Cause by a Party			Rent (TAR-2106)
	C. Repairs & Maintenance Responsibility		☐	Commercial Lease Addendum for Parking
	D. Repair Persons			(TAR 2103)
	E. HVAC Service Contract		☐	Commercial Landlord’s Rules and Regulations
	F. Common Areas			(TAR 2108)
	G. Notice of Repairs		☐	Commercial Lease Guaranty (TAR-2109)
	H. Failure to Repair		☐	Commercial Lease Addendum for Right of First
16.	Alterations	9		Refusal (TAR-2103)
17.	Liens	9	☐	Commercial Lease Addendum for Optional
18.	Liability	10		Space (TAR-2110)
19.	Indemnity	10	☐	Commercial Lease Addendum for Construction
20.	Default	10		(TAR-2111) or (TAR-2112)
21.	Abandonment, Interruption of Utilities		☐	Commercial Lease Addendum for
	Removal of Property & Lockout	10		Contingencies (TAR-2120)
			☑	Attachment “B”
			☐	Information About Brokerage Services

Texas Association of Realtors®
                                                             COMMERCIAL LEASE
                                                                                    USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE
                                                                                TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.

                                                                              ©Texas Association of REALTORS®, Inc. 2010

1.  PARTIES: The parties to this lease are:

Landlord:      Martino Realty Ltd Ptnrsp And/Or Coslett Corporation

                                                          ; and

Tenant:       Accuride Corporation, d/b/a Imperial Group, L.P.

2.  LEASED PREMISES:

    A.  Landlord leases to Tenant the following described real property, known as the "leased premises," along with all its improvements (Check only one box):

☐ (1) Multiple-Tenant Property: Suite or Unit Number    containing approximately     square feet of rentable area in    (project  name) at     (address) in    (city),   (county), Texas, which is legally described on attached Exhibit    or as follows:

☑   (2) Single-Tenant Property:  The real property at:  4545 Airport Rd., Denton, Texas, which is legally described on attached Exhibit ____  or as follows:  Known as 4545 Airport Rd. and 1448 Westcourt Rd. (same building), appx. 60,000 ft. building and associated land.  Legal description as per Denton appraisal dist:  Trim Systems Addn Blk 1 Lot.
                                                                                                                                     .
B.  If Paragraph 2A(1) applies:
(1) “Property” means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks; and

(2) the parties agree that the rentable area of the leased premises may not equal the actual or useable area within the leased premises and may include an allocation of common areas in the Property. The rentable area ☑ will  ☐will not be adjusted if re-measured.

3.  TERM:

A.  Term: The term of this lease is  60  months and   0   days, commencing on:

 July 31, 2012  (Commencement Date) and ending on

 July 31, 2017  (Expiration Date).

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

B.  Delay of Occupancy:  If Tenant is unable to occupy the leased premises on the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Landlord will not be liable to Tenant for such delay and this lease will remain enforceable. In the event of such a delay, the Commencement Date will  automatically be  extended to  the  date Tenant is  able to  occupy the Property and the Expiration Date will also be extended by a like number of days, so that the length of this lease remains unchanged.If  Tenant  is  unable  to  occupy  the  leased  premises  after  the  ~~90~~th  day  after  the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Tenant may terminate this lease by giving written notice to Landlord before the leased premises become available to be occupied by Tenant and Landlord will refund to Tenant any amounts paid to Landlord by Tenant. This Paragraph 3B does not apply to any delay in occupancy caused by cleaning or repairs.

C. Unless the parties agree otherwise, Tenant is responsible for obtaining a certificate of occupancy for the leased premises if required by a governmental body.

4.  RENT AND EXPENSES:

    A.  Base Monthly Rent:  On or behalf the first day of each month during this lease, Tenant will pay Landlord base monthly rent as described on attached Exhibit ___or as follows:

Dates		Rate per rentable square foot (optional)
From	To	$ Monthly Rate	$ Annual Rate	Base Monthly Rent $
7/31/12	6/31/13	/ rsf / month	5.15 / rsf / year. yearyearyear	25,000.00
7/1/13	6/31/14	/ rsf / month	5.15 / rsf / year	25,750.00
7/1/14	6/31/15	/ rsf / month	5.30 / rsf / year	26,500.00
7/1/15	6/31/16	/ rsf / month	5.46 / rsf / year	27,300.00
7/1/16	7/31/17	/ rsf / month	5.63 / rsf / year	28,150.00

B. Additional Rent: In addition to the base monthly rent, Tenant will pay Landlord all other amounts, as provided by the attached (Check all that apply.):
 ☑(1) Commercial Lease Addendum for Expense Reimbursement (TAR-2103)
 ☐(2) Commercial Lease Addendum for Percentage Rent (TAR-2106)
 ☐(3) Commercial Lease Addendum for Parking (TAR-2107)
☐ (4) ____________________________________________________
All amounts payable under the applicable addenda are deemed to be "rent" for the purposes of this lease.

C.  First Full Month’s Rent:  The first full monthly rent is due on or before Lease Inception.

D.  Prorated Rent:  If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences.  The prorated rent is due on or before the Commencement Date.

E.  Place of Payment:  Tenant will remit all amounts due Landlord under this lease to the following person at the place stated or to such other person or place as Landlord may later designate in writing:

Name:        Mail to:  Coslett Corporation
Address:  624 W. University Dr., PMB #410, Denton, TX  76201

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

F.  Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease.  If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord after providing written notice to Tenant may require Tenant to pay subsequent amounts that become due under this lease in certified funds.  This paragraph does not limit Landlord from seeking other remedies under this lease for Tenant’s failure to make timely payments with good funds.

G.  Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date it is due, Tenant will pay Landlord a late charge equal to 10% of the amount due.  In this paragraph, the ~~mailbox is not the agent for receipt~~ for Landlord.  The late charge is a cost associated with the collection of rent and Landlord’s acceptance of a late charge does not waive Landlord’s right to exercise remedies under Paragraph 20.

H.  Returned Checks: Tenant will pay $   25.00  for  each  check  Tenant  tenders  to  Landlord  which  is returned by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment.

5.  SECURITY DEPOSIT:

A. Upon execution of this lease, Tenant will pay $ carryover from initial lease to Landlord as a security deposit.

B.  Landlord may apply the security deposit to any amounts owed by Tenant under this lease.  If Landlord applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated.

C.  Within 60 days after Tenant surrenders the leased premises and provides Landlord written notice of Tenant’s forwarding address, Landlord will refund the security deposit less any amounts applied toward amounts owed by Tenant or other charges authorized by this lease.

6. TAXES: Unless otherwise agreed by the parties, Landlord will pay all real property ad valorem taxes assessed against the leased premises.

7.  UTILITIES:

A. The party designated below will pay for the following utility charges to the leased premises and any connection charges for the utilities. (Check all that apply.)

	N/A	Landlord	Tenant
(1) Water	☐	☐	☑
(2) Sewer	☐	☐	☑
(3) Electric	☐	☐	☑
(4) Gas	☐	☐	☑
(5) Telephone	☐	☐	☑
(6) Internet	☐	☐	☑
(7) Cable	☐	☐	☑
(8) Trash	☐	☐	☑
(9) __________________________	☐	☐	☑
(10) All other utilities	☐	☐	☑

B.  The party responsible for the charges under Paragraph 7A will pay the charges directly to the utility service provider.  The responsible party may select the utility service provider, except that if Tenant selects the provider, any access or alterations to the Property or leased premises necessary for the

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas utilities may be made only with Landlord’s prior consent, which Landlord will not unreasonably withhold. If Landlord incurs any liability for utility or connection charges for which Tenant is responsible to pay and Landlord pays such amount, Tenant will immediately upon written notice from Landlord reimburse Landlord such amount.

C. Notice: Tenant should determine if all necessary utilities are available to the leased premises and are adequate for Tenant’s intended use.

D. After-Hours HVAC Charges: “HVAC services” mean heating, ventilating, and air conditioning of the leased premises. (Check one box only.)

☐	(1) Landlord is obligated to provide the HVAC services to the leased premises only during the Property's operating hours specified under Paragraph 9C.

☐
  (2) Landlord will  provide  the  HVAC  services  to  the  leased  premises during  the  operating hours specified under Paragraph 9C for no additional charge and will, at Tenant’s request, provide HVAC services to the leased premises during other hours for an additional charge of $   per hour.Tenant will pay Landlord the charges under this paragraph immediately upon receipt of Landlord’s invoice.   Hourly charges are charged on a half-hour basis.   Any partial hour will be rounded up to the next half hour.  Tenant will comply with Landlord’s procedures to make a request to provide the additional HVAC services under this paragraph.

☑	(3) Tenant will pay for the HVAC services under the lease

8.  INSURANCE:

A. During all times this lease is in effect, Tenant must, at Tenant’s expense, maintain in full force and effect from an insurer authorized to operate in Texas:
(1) public liability insurance naming Landlord as an additional insured with policy limits on an occurrence basis in a minimum amount of: (check only (a) or (b) below)
☑	(a) $1,000,000; or
☐	(b) $2,000,000.
☐	If neither box is checked the minimum amount will be $1,000,000

(2)  personal property damage insurance for the business operations being conducted in the leased premises and contents in the leased premises in an amount sufficient to replace such contents after a casualty loss; and

☐	(3) business interruption insurance sufficient to pay 12 months of rent payments;

B.  Before the Commencement Date, Tenant must provide Landlord with a copy of insurance certificates evidencing the required coverage.  If the insurance coverage is renewed or changes in any manner or degree at any time this lease is in effect, Tenant must, not later than 10 days after the renewal or change, provide Landlord a copy of an insurance certificate evidencing the renewal or change.

C. If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:
(1) purchase insurance that will provide Landlord the same coverage as the required insurance and Tenance must immediately reimburse Landlord for such expense; or
(2) exercise Landlord’s remedies under Paragraph 20.

D.  Unless the parties agree otherwise, Landlord will maintain in full force and effect insurance for: (1) fire and extended coverage in an amount to cover the reasonable replacement cost of the improvements of the Property; and (2) any public liability insurance in an amount that Landlord determines reasonable and appropriate.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

E.  If there is an increase in Landlord’s insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant’s use of the leased premises, or any improvements made by or for Tenant, Tenant will, for each year this lease is in effect, pay Landlord the increase immediately after Landlord notifies Tenant of the increase.  Any charge to Tenant under this Paragraph 8E will be equal to the actual amount of the increase in Landlord’s insurance premium.

9.  USE AND HOURS:

   A.  Tenant may use the leased premises for the following purpose and no other:   Historical use for this client

           B.  Unless otherwise specified in this lease, Tenant will operate and conduct its business in the leased premises during business hours that are typical of the industry in which Tenance represents it operates.

C. The Property maintains operating hours of (specify hours, days of week, and if inclusive or exclusive of weekends and holidays):

10. LEGAL COMPLIANCE:

A. Tenant may not use or permit any part of the leased premises or the Property to be used for:
(1) any activity which is a nuisance or is offensive, noisy, or dangerous;
(2) any activity that intereres with any other tenant’s normal business operations or Landlord’s management of the Property;
(3) any activity that violates any appli able law, regulation, zoning ordinance, operations or Landlord’s management of the Property;
(4) any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance

(5) any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters;

(6) the permanent or temporary storage of any hazardous material; or
(7) ____________________________________________________________.

B. “Hazardous material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal, state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.

C.  Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions, zoning ordinances, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant’s intended use.  Tenant must satisfy itself that the leased premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property.   Tenant agrees that it is not relying on any warranty or representation made by Landlord, Landlord’s agent, or any broker concerning the use of the leased premises or Property.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

11. SIGNS:

A.  Tenant may not post or paint any signs or place any decoration outside the leased premises or on the Property without Landlord’s written consent.   Landlord may remove any unauthorized sign or decorations, and Tenant will promptly reimburse Landlord for its cost to remove any unauthorized sign or decorations.

B.  Any authorized sign must comply with all laws, restrictions, zoning ordinances, and any governmental order relating to signs on the leased premises or Property.   Landlord may temporarily remove any authorized sign to complete repairs or alterations to the leased premises or the Property.

C.  By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move- out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all signs or decorations that were placed on the Property or leased premises by or at the request of Tenant.Any signs or decorations that Landlord does not require Tenant to remove and that are fixtures, become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

12. ACCESS BY LANDLORD:

A.  During Tenant’s normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant’s normal business hours if: (1) entry is made with Tenant’s permission; or (2) entry is necessary to complete emergency repairs.   Landlord will not unreasonably interfere with Tenant’s business operations when accessing the leased premises.

B. During the last 120 days of this lease, Landlord may place a “For Lease” or similarly worded sign on the leased premises.

13. MOVE-IN CONDITION:  Tenant has inspected the leased premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this lease or in an addendum.  Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property.

14. MOVE-OUT CONDITION AND FORFEITURE OF TENANT’S PERSONAL PROPERTY:

A.  At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, except for normal wear and tear.  Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants.

B.  If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may: (1) require Tenant, at Tenant’s expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.

C.  “Surrender”  means  vacating  the  leased  premises  and  returning  all  keys  and  access  devices  to Landlord.  “Normal wear and tear” means deterioration that occurs without negligence, carelessness, accident, or abuse.

D.  By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move- out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant.   Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

15. MAINTENANCE AND REPAIRS:

A.  Cleaning:   Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles.    ☐ Landlord    ☑ Tenant will provide, at its expense, janitorial services to the leased premises that are customary and ordinary for the property type.   Tenant will maintain any grease trap on the Property which Tenant uses, including but not limited to periodic emptying and cleaning, as well as making any modification to the grease trap that may be necessary to comply with any applicable law.

B.  Repairs of Conditions Caused by a Party: Each party must promptly repair a condition in need of repair that is caused, either intentionally or negligently, by that party or that party’s guests, patrons, invitees, contractors or permitted subtenants.

C.
Repair and Maintenance Responsibility:  Except as otherwise provided by this Paragraph 15, the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises (if any).   The specified items must be maintained in clean and good operable condition.  If a governmental regulation or order requires a modification to any of the specified items, the party designated to maintain the item must complete and pay the expense of the modification. The specified items include and relate only to real property in the leased premises.  Tenant is responsible for the repair and maintenance of its personal property. (Check all that apply.)

		N/A	LandLord	Tenant
(1)	Fountain, exterior walls, roof, and other structural components	☐	☑	☐
(2)	Glass and windows	☐	☐	☑
(3)	Fire protection equipment and fire sprinkler systems	☐	☐	☑
(4)	Exterior & overhead doors, including closure devices, molding, locks and hardware	☐	☐	☑
(5)	Grounds maintenance, including landscaping and irrigation systems	☐	☐	☑
(6)	Interior doors, including closure devices, frames, molding, locks and hardware	☐	☐	☑
(7)	Parking areas and walks	☐	☐	☑
(8)	Plumbing systems, drainage systems and sump pumps	☐	☐	☑
(9)	Electrical systems, mechanical systems	☐	☐	☑
(10)	Ballast and lamp replacement	☐	☐	☑
(11)	Heating, Ventilation and Air Conditioning (HVAC) systems	☐	☐	☑
(12)	Signs and lighting	☐	☐	☑
	(a) Pylong	☐	☐	☑
	(b) Facia	☐	☐	☑
	(c) Monument	☐	☐	☑
	(d) Door/Suite	☐	☐	☑
	(e) Other:	☐	☐	☑
(13)	Extermination and pest control, excluding wood-destroying insects	☐	☐	☑
(14)	Fences and Gates	☐	☐	☑
(15)	Storage yards and storage buildings	☐	☐	☑
(16)	Wood-destroying insect treatment and repairs	☐	☐	☑
(17)	Cranes and related systems	☐	☐	☑
(18)			☐	☑
(19)			☐	☑
(20)	All other items and systems		☐	☑

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

D.  Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

E.  HVAC Service Contract:  If Tenant maintains the HVAC system under Paragraph 15C(11),  Tenant     ☑ is    ☐ is not     required to maintain, at its expense, a regularly scheduled maintenance and service contract for the HVAC system.   The maintenance and service contract must be purchased from a HVAC maintenance company that regularly provides such contracts to similar properties. If Tenant fails to maintain a required HVAC maintenance and service contract in effect at all times during this lease, Landlord may do so and Tenant will reimburse Landlord for the expense of such maintenance and service contract or Landlord may exercise Landlord’s remedies under Paragraph 20.

F.  Common Areas:  Landlord will maintain any common areas in the Property in a manner as Landlord determines to be in the best interest of the Property.  Landlord will maintain any elevator and signs in the common area.   Landlord may change the size, dimension, and location of any common areas, provided that such change does not materially impair Tenant’s use and access to the leased premises. Tenant has the non-exclusive license to use the common areas in compliance with Landlord’s rules and regulations.Tenant may not solicit any business in the common areas or interfere with any other person’s right to use the common areas. This paragraph does not apply if Paragraph 2A(2) applies.

G.  Notice of Repairs:  Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord’s responsibility to repair. All requests for repairs to Landlord must be in writing.

H.  Failure to Repair:  Landlord must make a repair for which Landlord is responsible within a reasonable period of time after Tenant provides Landlord written notice of the needed repair.  If Tenant fails to repair or maintain an item for which Tenant is responsible within ~~10 days~~ after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may:  (1) repair or maintain the item, without liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord’s remedies under Paragraph 20.

16. ALTERATIONS:

A. Tenant may not alter (including making any penetrations to the roof, exterior walls or foundation), improve, or add to the Property or the leased premises without Landlord’s written consent.  Landlord will not unreasonably withhold consent for the Tenant to make reasonable non-structural alterations, modifications, or improvements to the leased premises.

B.  Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord’s consent.  If Landlord authorizes the changing, addition, or rekeying of any locks or other security devices, Tenant must immediately deliver the new keys and access devices to Landlord.

C.  If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order and in compliance with Paragraphs 16A and 17.

D.  Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord’s property and must be surrendered to Landlord at the time this lease ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 11 or 14 or if the parties agree otherwise in writing.

17. LIENS:   Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way.   If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after receipt of Landlord’s demand: (1) pay the lien and have the lien released of record; or (2) take action to discharge the lien.  Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

18. LIABILITY: To the extent permitted by law, Landlord is NOT responsible to Tenant or Tenant’s employees, patrons, guests, or invitees for any damages, injuries, or losses to person or property caused by:

A. an act, omission, or neglect of: Tenant; Tenant’s agent; Tenant’s guest; Tenant’s employees; Tenant’s patrons; Tenant’s invitees; or any other tenant on the Property;

B.  fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities, theft,burglary, robbery, assault, terrorism, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.

19. INDEMNITY: Each party will indemnify, defend, and hold the other party harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property, or any other loss caused, negligently or otherwise, by that party or that party’s employees, patrons, guests, or invitees.

20. DEFAULT:

A.  If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord’s failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law.  If, however, Landlord’s non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is diligently pursued.

B.  If Landlord does not actually receive at the place designated for payment any rent due under this lease within ~~5 days~~ after it is due, Tenant will be in default.  If Tenant fails to comply with this lease for any other reason within ~~10 days~~ after Landlord notifies Tenant of its failure to comply, Tenant will be in default.

C.  If Tenant is in default, Landlord may, with at least 3 days written notice to Tenant: (i) terminate this lease, or (ii) terminate Tenant’s right to occupy the leased premises without terminating this lease and may accelerate all rents which are payable during the remainder of this lease or any renewal period. Landlord will attempt to mitigate any damage or loss caused by Tenant's breach by using commercially reasonable means. If Tenant is in default, Tenant will be liable for:

(1)    any lost rent
(2)    Landlord's cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises;
(3)    repairs to the leased premises for use beyond normal wear and tear;
(4)    all Landlord's costs associated with eviction of Tenant, such as attorney's fees, court costs, and prejudgment interest;
(5)    all Landlord's cost associated with collection of rent such as collection fees, late charges, and returned check charges;
(6)    cost of removing any of Tenant's equipment or fixtures left on the leased premises or Property;
(7)    cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant's employees, patrons, guests, or invitees it he leased premises or Property;
(8)    cost to replace any unreturned keys or access devices to the leased premises, parking areas, or Property;
(9)    any other recovery to which Landlord may be entitled under this lease or under law.

21. ABANDONMENT,  INTERRUPTION  OF  UTILTIES,  REMOVAL  OF  PROPERTY,  AND  LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to:  (a) abandonment of the leased premises; (b) interruption of utilities; (c) removal of Tenant’s property; and (d) “lock-out” of Tenant.

22. HOLDOVER: If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

No holding over by Tenant, with or without the consent of Landlord, will extend this lease.  Tenant will indemnify Landlord and any prospective tenants for any and all damages caused by the holdover. Rent for any holdover period will be 150% of the base monthly rent plus any additional rent calculated on a daily basis and will be immediately due and payable daily without notice or demand.

23. LANDLORD'S LIEN AND SECURITY INTEREST:   To secure Tenant’s performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant's nonexempt personal property that is in the leased premises or on the Property.  This lease is a security agreement for the purposes of the Uniform Commercial Code.  Landlord may file a financing statement to perfect Landlord’s security interest under the Uniform Commercial Code.

24. ASSIGNMENT AND SUBLETTING:   Landlord may assign this lease to any subsequent owner of the Property.  Tenant may not assign this lease or sublet any part of the leased premises without Landlord’s written consent. An assignment of this lease or subletting of the leased premises without Landlord’s written consent is voidable by Landlord.  ~~If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant’s obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.~~

25. RELOCATION:

☐
  A.  By providing Tenant with not less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant’s reasonable out-of-pocket moving expenses for moving to the other location. “Moving expenses” means reasonable expenses payable to professional movers, utility companies for connection and disconnection fees, wiring companies for connecting and disconnecting Tenant’s office equipment required by the relocation, and printing companies for reprinting Tenant’s stationary and business cards.  A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended.

☑	B. Landlord may not require Tenant to relocate to another location in the Property without Tenant’s prior consent.

26. SUBORDINATION:

A.  This lease and Tenant’s leasehold interest are and will be subject, subordinate, and inferior to:
(1) any lien, encumbrance, or ground lease now or hereafter placed on the leased premises or the Property that Landlord authorizes
(2) all advances made under any such lien, encumbrance, or ground lease; (3) the interest payable on any such lien or encumbrance;
(4) any and all renewals and extensions of any such lien, encumbrance, or ground lease;
(5) any restrictive covenant affecting the leased premises or the Property; and
(6) the rights of any owners’ association affecting the leased premises or Property.

B.  Tenant must, on demand, execute a subordination, attornment, and non-disturbance agreement that Landlord may request that Tenant execute, provided that such agreement is made on the condition that this lease and Tenant’s rights under this lease are recognized by the lien-holder.

27. ESTOPPEL CERTIFICATES & FINANCIAL INFORMATION:

A.  Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies the terms and conditions of this lease.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

B.  Within 30 days after receipt of a written request from Landlord, Tenant will provide to Landlord Tenant’s current financial information (balance sheet and income statement). Landlord may request the financial information no more frequently than once every 12 months.

28. CASUALTY LOSS:

A.  Tenant must ~~immediately~~ notify Landlord of any casualty loss in the leased premises.  Within 20 days after receipt of Tenant’s notice of a casualty loss, Landlord will notify Tenant if the leased premises are less than or more than 50% unusable, on a per square foot basis, and if Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss.

B.  If the leased premises are less than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty.  If Landlord fails to substantially restore within the time required, Tenant may terminate this lease.

C.  If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate this lease; or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.

D.  If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this lease; or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within 10 days.

E.  If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.

29. CONDEMNATION:  If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate.  If after a condemnation or purchase in lieu of condemnation the leased premises or Property are partially unusable for the purposes of this lease, this lease will continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable.   Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation from the condemning authority for its moving expenses and damages to Tenant’s personal property.

30. ATTORNEY’S FEES:   Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney’s fees, and all other costs of litigation from the nonprevailing party.

31. REPRESENTATIONS:

A.  Tenant's statements in this lease and any application for rental are material representations relied upon by Landlord.  Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign this lease.  If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default.

B.  Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect the health or safety of an ordinary person, except:  _____________________________________________________________________________.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

C.  Each party and each signatory to this lease represents that: (1) it is not a person named as a Specially Designated National and Blocked Person as defined in Presidential Executive Order 13224; (2) it is not acting, directly or indirectly, for or on behalf of a Specially Designated and Blocked Person; and (3) is not arranging or facilitating this lease or any transaction related to this lease for a Specially Designated and Blocked Person.   Any party or any signatory to this lease who is a Specially Designated and Blocked person will indemnify and hold harmless any other person who relies on this representation and who suffers any claim, damage, loss, liability or expense as a result of this representation.

32. BROKERS:

A.	The brokers to this lease are:

Coslett Corporation		Mohr Partners
Principal Broker	License No.	Cooperating Broker	License No.
Jerry Coslett	0379436	Matt Burton	039222
Agent		Agent

624 W. University Dr., #410, Denton, TX 76201-1889		14643 Dallas Pkwy., Ste 1000, Dallas, TX 76254
Address		Address

940-799-4060		214-273-8683
Phone	Fax	Phone	Fax

matt.burton@mohrpartners.com
E-mail	License No.	E-Mail	License No.

Principal Broker: (Check only one box)                                                                                     Cooperating Broker represents Tenant.
☑represents Landlord only.
☐represents Tenant only.
☐is an intermediary between Landlord and Tenant.

B.  Fees:

☑ (1) Principal Broker’s fee will be paid according to: (Check only one box).
☑(a) a separate written commission agreement between Principal Broker and:
 ☑Landlord  ☐Tenant.
☐(b) the attached Addendum for Broker’s Fee.

☑ (2) Cooperating Broker’s fee will be paid according to: (Check only one box).
 ☑ (a) a separate written commission agreement between Cooperating Broker and:
 ☐Principal Broker     ☐Landlord     ☐Tenant.
     ☐(b) the attached Addendum for Broker’s Fee.

33. ADDENDA:  Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents.  If Landlord’s Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its discretion, amend from time to time.

34. NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

Landlord at:	MAIL TO: Coslett Corp and or Martino Realty
ADDRESS: 624 W. University Dr. #410 Denton, Texas 76201-1889
	Phone: 940-799-4060	Fax:
and a copy to:	Bryan Neighbors
ADDRESS: 7140 Office Circle, Evansville, IN 47716
	Phone:	Fax:
☐ Landlord also consents to receive notices by e-mail at:

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

Tenant at the leased premises,
and a copy to:   Accuride Corporation
Address:     7140 Office Circle, Evansville, IN
Phone:        812-962-5000                                                 Fax:      812-962-5429
☐ Tenant also consents to receive notices by e-mail at:  ____________________________________

35. SPECIAL PROVISIONS:

1.	8’ tall, 11 ga. chain link fence around perimeter, 3 wire top, 2 (two) 30 ft. gates.
2.	Up to a total of 100 additional 2 by 4 (5t) light fixtures in warehouse
3.	New carpet in office space (fixture/furniture movement by others).
4.	Replace damaged ceiling tiles throughout.
5.
The tenant’s spent-costs on docks shall be applied to concrete installation that landlord shall complete at landlord’s expense, where tenant’s semi-trucks have created deep ruts at the curves of the driveway due to inadequate turning space for trucks, around the perimeter of the building.  Tenant agrees not to store useless debris items in or on driveway, that are not associated with day to day staging and business operations, which can cause restrictions.

6.	Repair/replace sump pumps at dock wells.
7.	Repair roof leaks.
(Note:  removal or change in any of he above by tenant or as conditions warrant, will not generate a cash value or credit of any kind.)
8.	Time is crucial; items above shall be completed w/in 60 days of renewal, barring acts of God and or labor/materials shortage, to the vest of their ability.

EARLY TERMINATION OPTION:
Tenant is hereby provided with an early termination option that is exercisable on month 37 of this lease.  Should tenant desire to exercise this early termination, tenant agrees to (1) notify and receive acknowledgement in writing by certified mail to Landlord, tenant’s intent to vacate and terminate early and to exercise this early termination clause; and (2) such notification shall be submitted in a time frame in order for Landlord to receive said notification 90 days prior to the 37th month beginning; and (3) pay, prior to vacate, an early termination fee of an amount equal to the succeeding four (4) months rent (month 37, 38, 39, 40) in marketable funds at normal place of payment.

36. AGREEMENT OF PARTIES:

A. Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.

B. Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

C.  Joint and Several:  All Tenants are jointly and severally liable for all provisions of this lease.  Any act or notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.

D. Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.

E.  Severable Clauses:  If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.

F.  Waiver:   Landlord's delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.

G. Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that tenant will enjoy possession and use of the leased premises free from material interference.

Commercial Lease concerning: 4545 Airport Rd., Denton, Texas

H.  Force Majeure: If Landlord’s performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord’s control, the time for Landlord’s performance will be abated until after the delay.

I. Time: Time is of the essence. The parties require strict compliance with the times for performance.

Brokers are not qualified to render legal advice, property inspections, surveys, engineering studies, environmental assessments, tax advice, or compliance inspections.  The parties should seek experts to render such services.  READ THIS LEASE CAREFULLY.  If you do not understand the effect of this Lease, consult your attorney BEFORE signing.

Landlord:	Coslett Corporation and/or Martino Realty	Tenant:	Accuride Corporation d/b/a Imperial Group, L.P.

By:		By:

By (signature)	/s/ Frank N. Martino, Jr.	By (signature)	/s/ Kenneth W. Sparks

Printed Name:	Frank N. Martino, Jr.	Printed Name:	Kenneth W. Sparks
Title:	Managing Partner	Title:	Senior Vice President

By:	By:

By (signature)	By (signature)

Printed Name:	Printed Name:
Title:	Title:

Texas Association of Realtors®
COMMERCIAL LEASE ADDENDUM FOR EXTENSION OF TERM

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
                                                                   ©Texas Association of REALTORS®, Inc. 2010

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT  4545 Airport Rd., Denton, Texas

A.  At Tenant’s option, Tenant may extend the term of above-referenced lease for 1 additional term(s) of  60 months each. The first additional term commences upon the expiration of the term stated in the lease and any subsequent additional term commences upon the expiration of the then applicable extended term.

B.  Tenant may exercise Tenant’s option(s) to extend under Paragraph A only by providing written notice to Landlord at least 120 days before the end of the then current term of the lease.

C.  Tenant may not exercise Tenant’s option(s) to extend under Paragraph A if the lease is terminated before Tenant exercises its option to extend or Tenant is in breach of the lease at the time Tenant exercises its option to extend.

D.  During the additional term(s), all provisions of the lease will continue as in effect immediately before the extension(s) commences except the base monthly rent during the additional term(s) will be:

(Check (1), (2) or (3) only.)

☐ (1)
Dates		Rate per rentable square foot (optional)
From	To	$ Monthly Rate	$ Annual Rate	Base Monthly Rent $
7/31/12	6/31/13	/ rsf / month	/ rsf / year	5.00
7/1/13	6/31/14	/ rsf / month	/ rsf / year	5.15
7/1/14	6/31/15	/ rsf / month	/ rsf / year	5.30
7/1/15	6/31/16	/ rsf / month	/ rsf / year	5.46
7/1/16	7/31/17	/ rsf / month	/ rsf / year	5.63

☐
  (2) adjusted to reflect increases in the Consumer Price Index for “All Urban Consumers, U.S. City Average, All Items”, issued by the Bureau of Labor Statistics of the U.S. Department of Labor.  The adjustment will be determined by multiplying the base monthly rent for the last month of the lease by the following fraction: (i) the numerator will be the published index number for January in the year the additional term commences; and (ii) the denominator will be the published index number for January in the year in which the original lease term commences.

☑
 (3) the prevailing rental rate on the 120th day before the additional term commences for premises of comparable size, quality, condition, improvements, utility, location, and length of term for tenant’s of similar credit standing as Tenant.

E.   If Paragraph D(3) applies and the parties do not agree on the amount of the prevailing rental rate for the additional term before the 30th day before the additional term commences, each party will employ a state- certified appraiser and deliver the appraiser’s written opinion of the prevailing rental rate to the other party not later than the 15th day before the additional term commences.  If the appraisers’ opinions do not vary by more than 10%, the prevailing rental rate will be the average of the two opinions.  If the appraisers’

Addendum for Extension Option concerning   4545 Airport Rd., Denton, Texas

opinions vary by more than 10%, the appraisers will jointly select a third appraiser whose fees will be shared equally by the parties.  If a third appraiser is engaged, the prevailing rental rate will be the average of the two opinions that are closest in amount. If either party fails to employ or timely deliver an appraiser’s opinion as required by this paragraph, the opinion rendered by the appraiser employed by the other party will determine the prevailing rental rate.

F.	Special Provisions:

Notwithstanding anything to the contrary, any renewal or extension must be executed in writing by all parties 120 days prior to the end of the active (“then current”) lease period.

Landlord:	Martino Realty Ltd. Ptnrsp and/or Coslett Corporation	Tenant:	Accuride Corporation d/b/a Imperial Group, L.P.

By:		By:

By (signature)	/s/ Frank N. Martino, Jr.	By (signature)	/s/ Kenneth W. Sparks

Printed Name:	Frank N. Martino, Jr.	Printed Name:	Kenneth W. Sparks
Title:	Managing Partner	Title:	Senior Vice President

By:	By:

By (signature)	By (signature)

Printed Name:	Printed Name:
Title:	Title:

Texas Association of Realtors®
COMMERCIAL LEASE ADDENDUM FOR EXPENSE REIMBURSEMENT

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
                ©Texas Association of REALTORS®, Inc. 2010

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT  4545 Airport Td., Denton, Texas

In addition to rent stated in the lease, Tenant will pay Landlord the additional rent described in this addendum. Tenant will pay the additional rent each month at the time the base-monthly rent in the lease is due.

  A.  Definitions:

(1) “Tenant's pro rata share" is 100%.

(2)  “CAM” means all of Landlord’s expenses reasonably incurred to maintain, repair, operate, manage, and secure the Property (for example, security, lighting, painting, cleaning, decorations, utilities, trash removal, pest control, promotional expenses, and other expenses reasonably related the Property’s operations);  CAM does not include capital expenditures, interest, depreciation, tenant improvements, insurance, taxes, or brokers’ leasing fees   Notwithstanding the foregoing, CAM does include the amortized costs incurred by Landlord in making capital improvements or other modifications to the Property to the extent such improvements or modifications reduce CAM overall.  These costs will be amortized over the useful life of the improvement or modification on a straight-line basis; however, in no event will the charge for such amortization included in CAM exceed the actual reduction in CAM achieved by the improvements and modifications.

(3) “Insurance” means Landlord’s costs to insure the leased premises and the Property including but not limited to insurance for casualty loss, general liability, and reasonable rent loss.

(4) “Taxes” means the real property ad valorem taxes assessed against the leased premises and Property inclusive of all general and special assessments and surcharges.

(5)  “Structural” means all of Landlord’s expenses reasonably incurred to maintain, repair, and replace the roof, foundation, exterior walls, load bearing walls and other structural components of the Property.

B.  Method: The additional rent will be calculated under the following method:

Note: “CAM” does not include taxes and insurance costs.

☑
  (1)  Base-year expenses:  Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property that exceed the amount of the monthly base-year expenses for the calendar year 2011 for:
 ☑ taxes; ☑  insurance;  ☑CAM;  ☑structural; and  ☑ Management

☐
  (2)  Expense-stop:  Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property that exceed $____ per square foot per year for: ☐ taxes; ☐ insurance;   ☐CAM;  ☐ structural; and ☐_____________.

☐	(3) Net: Each month Tenant will pay Tenant’s pro rata share of the projected monthly expenses for the Property for: ☐ taxes; ☐ insurance; ☐CAM; ☐ structural; and ☐_____________.

C. Projected Monthly Expenses:  On or about December 31 of each calendar year, Landlord will project the applicable monthly expenses (those that Tenant is to pay under this addendum) for the following calendar

Expense Reimbursement Addendum concerning    4545 Airport Rd., Denton, Texas

    year and will notify Tenant of the projected expenses.  The projected expenses are based on Landlord’s estimates of such expenses. The actual expenses may vary.

Notice: The applicable projected expenses at the time which the above-referenced lease commences are shown in the table below.   The total area of the Property presently used by Landlord for calculating expense reimbursements is     60,000                          rentable square feet (including any add on factor for common areas).

Projected Expenses
Monthly Rate: $4,750.00	Annual Rate: $57,000
Annual sq. ft.: 0.95

D.  Reconciliation: Within a reasonable time after the end of each calendar year, Landlord will notify Tenant of the actual costs of the applicable expenses (those that Tenant is to pay under this addendum) for the previous year.  If the actual costs of the applicable expenses exceed the amounts paid or owed by Tenant for the previous year, Tenant must pay the deficient amount to Landlord within 30 days after Landlord notifies Tenant of the deficient amount.  If the actual costs of the applicable expenses are less than the amounts paid by Tenant for the previous year, Landlord will refund the excess to Tenant or will credit the excess to Tenant’s next rent payment.  Tenant may audit or examine those items in Landlord’s records that relate to Tenant’s obligations under this addendum.  Landlord will promptly refund to Tenant any overpayment revealed by an audit or examination.  If the audit or examination reveals an error of more than 5% over the amounts Landlord collected in a calendar year from Tenant under this addendum, Landlord will pay the reasonable cost of the audit or examination.  Landlord may not seek a deficiency from Tenant under this paragraph if Landlord fails to timely provide the required notice.

E.  Special Provisions:

Controllable expenses capped at 5% a year.

Landlord:	Martino Realty Ltd. Ptnrsp and/or Coslett Corporation	Tenant:	Accuride Corporation d/b/a Imperial Group, L.P.

By:		By:

By (signature)	/s/ Frank N. Martino, Jr.	By (signature)	/s/ Kenneth W. Sparks

Printed Name:	Frank N. Martino, Jr.	Printed Name:	Kenneth W. Sparks
Title:	Managing Partner	Title:	Senior Vice President

By:	By:

By (signature)	By (signature)

Printed Name:	Printed Name:
Title:	Title:

Exhibit B
Lease Comments and Changes for Accuride Corporation
d/b/a The Imperial Group Lease:

1.   Paragraph 3, Section B:
Change “90th” day to “30th” day.

1(a). Paragraph 3, Section C:
Add “Landlord represents that it is not aware of any issues that would preclude Tenant getting a Certificate of Occupancy.” to the end of the sentence.

2.   Paragraph 4, Section G:
Change “mailbox is not the agent for receipt” to “postmark shall equal receipt”.

3.   Paragraph 5, Section B:
Add the following to the end of the sentence, “unless Tenant in good faith disputes the amount claimed to be owed, in which case the Security Deposit shall be restored upon resolution of the dispute.”

4.   Paragraph 5, Section C:
Add, “which shall not include restoration of initial improvements approved by Landlord”
after the phrase “authorized by this lease.”

5.   (1)  Add “unreasonably” before the word “offensive”.

6.   (2)  Add “unreasonably” before the word “interferes”.

7.   (3) Add “(Landlord hereby represents and warrants it has provided Tenant with a copy of all such restrictive covenants, owner’s association rules and Landlord rules prior to execution of this Lease)” at the end of the sentence.

8. (4) Add “unreasonably” before the work “increase” and add “Landlord” before the word “insurance”.

9.   Paragraph 10, Section C:
Add “Notwithstanding the foregoing, Landlord represents and warrants that to the best of its knowledge it is not aware of any environmental issue relating to the Property and that it has provided a copy of any environmental reports relating to the Property of which it is aware.” to the end of the sentence.

10.  Paragraph 11, Section A:
Add “which shall not be unreasonably withheld” after the word “consent”.

11.  Paragraph 11, Section B:
Add “at its own cost and expense” after the word “remove”.

12. Paragraph 11, Section C:

Add “excessive” after the word “without”.

13.  Paragraph 12, Section A:
Add “and upon reasonable notice to Tenant” after the word “hours”.

14.  Paragraph 12, Section B:
Add “the location of such sign to be approved by Tenant, such approval not to be unreasonably withheld” at the end of the sentence.

15.  Paragraph 13:
Add “except as provided in Section 10(c)” at the end of the sentence.

16. Paragraph 14, Section D:
Add “unless such fixtures were authorized by Landlord in advance of installation” after the sentence, “fixtures that were placed on the Property or leased premises by or at the request of Tenant.”

17. Paragraph 14, Section H:
Change “10 days” to “a reasonable period of time”.

18. Paragraph 18, Section B:
Add “except for such incidents attributable to the negligence or willful act of Landlord, as provided in Section 19.” to the end of the sentence.

 18(a). Paragraph 19:
 Replace the word “that” with “the indemnifying”.

19.  Paragraph 20, Section B:
Change “5” to “10”.

20.  Change “10” to “30”
21. Add “,provided, however, Landlord shall send Tenant up to 1 notice of late payment per year before a late payment may constitute default” after the phrase, “Tenant will be in default”.

22. Paragraph 20, Section C:
(2) Add “reasonable” before the word “cost”. Add “reasonable” before the word
“brokerage fees”.

23.  (3) Change the word “use” to “damage”.

24. (5) Add “reasonable” before the word “costs”.

25. (6) Add “reasonable” before the word “cost”.  Add “unauthorized” before the word
“fixtures”.

26. (7) Add “reasonable” before the word “cost”.

27. (9) Add “reasonable” before the word “cost”.

28.  Paragraph 24:
Add “which consent shall not be unreasonably withheld” after the words “written consent”.

29.  Add “if Tenant assigns this lease or sublets any parts of the leased premises, Tenant will remain liable for all of Tenant’s obligations under this lease unless released in writing by Landlord.  For purposes of this Lease, a merger, consolidation or sale of all or substantially all of assets of Tenant shall not constitute an assignment” at the end of paragraph.

30. Paragraph 26, Section A:
(1) Add “provided such lien, encumbrance or ground lease does not materially interfere with Tenant’s use and enjoyment of the property” to the end of sentence.

31.  Paragraph 28, Section A:
Change “immediately” to “promptly”.

32. Page 1 of 2 (Addendum for extension Option): Paragraph C:
(4) Add “material” in front of the word “breach”.

33.  Paragraph D, Section (3):
Add “, concessions and brokerage fees” after “length of term”.

Page 1 of 2 (Addendum for Expense Reimbursement):
34.  Paragraph A:
(5) Add “except for such incidents attributable to the negligence or willful act of Tenant will Tenant be responsible for any expenses."
Paragraph B:
(1) Add “except for such incidents attributable to the negligence or willful act of Tenant will Tenant be responsible for any expenses."